Exhibit 21.1

                            HARCOURT GENERAL, INC.

                           SUBSIDIARIES & AFFILIATES

  (includes The Neiman Marcus Group, Inc., of which Harcourt General, Inc. is the majority shareholder, and the direct and indirect subsidiaries of The Neiman Marcus Group, Inc.)

                                                          JURISDICTION
                                                              OF
SUBSIDIARY/AFFILIATE                                      INCORPORATION

Academic Press Limited                                    England

Alison Licensing, Inc.                                    Delaware

Assessment Systems, Inc.                                  Delaware

Bailliere Tindall Limited                                 England

Bergdorf Goodman, Inc.                                    New York

Bergdorf Graphics, Inc.                                   New York

Broadcasters, Inc.                                        Texas

C.C. Group Limited                                        Hong Kong

Career Care, Inc.                                         Delaware

DBM Australia Limited                                     Delaware

DBM France, S.A.                                          France

DBM International, Inc.                                   Delaware

DBM Training and Consulting, Inc.                         Delaware

Drake Beam Morin-Canada, Inc.                             Ontario

Drake Beam Morin, Inc.                                    Delaware

Drake Beam Morin plc                                      England and Wales

Editorial Doyma Venezuela C.A.                            Venezuela

Educalivres Group Inc. - Group Educalivres Inc.           Quebec

Emcor, Inc.                                               Delaware

Ermine Trading Corporation                                California

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Executive In Residence, Inc.                              New York

Foundation for Marine Animal Husbandry, Inc.              Florida

GMN, INC.                                                 Delaware

Grune & Stratton Limited                                  England

HG Land Co., Inc.                                         Delaware

HGI Investment Trust                                      Massachusetts

HRW and WBS Canada Corporation, Inc.                      New York

HRW Distributors, Inc.                                    Delaware

Hammond Pond Investments, Inc.                            Massachusetts

Harcourt Brace & Company                                  Delaware

Harcourt Brace & Company Asia Pte Ltd                     Singapore

Harcourt Brace & Company Australia Pty. Limited           Australia

Harcourt Brace & Company Canada, Ltd.                     Ontario

Harcourt Brace & Company Limited                          England

Harcourt Brace & Company New Zealand                      Australia

Harcourt Brace de Espana S.A.                             Spain

Harcourt Brace Argentina S.A.                             Argentina

Harcourt Brace Mexicana S.A. de C.V.                      Mexico

Harcourt Brace Andina S.A.                                Columbia

Harcourt Brace FSC, Inc.                                  U.S. Virgin Islands

Harcourt Brace Japan, Inc.                                Japan

Harcourt Brace Legal and Professional                     Delaware
         Publications, Inc.

Harcourt Brace Publishers International, Inc.             Delaware

Harcourt General Charitable Foundation, Inc.              Massachusetts

Harcourt General Services, Inc.                           Delaware

Holt, Rinehart and Winston Limited                        England

Holt, Rinehart & Winston Publishing Asia Limited          Hong Kong

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Human Nature, Inc.                                        Delaware

Innovation Research, Inc.                                 Delaware

KO Corporation                                            Delaware

Lauriate Canada Inc.                                      Ontario

Louisiana CPR Review, Inc.                                Delaware

Miller Comprehensive CPA Review, Inc.                     Delaware

NM Direct de Mexico, S.A.  de C.V.                        Mexico

NM Nevada Trust                                           Massachusetts

Neiman Marcus Funding Corporation                         Delaware

Neiman Marcus Holdings, Inc.                              California

Neiman Marcus Holiday Express, Inc.                       Delaware

Pastille By Mail, Inc.                                    Delaware

SIFTCO, Inc.                                              Massachusetts

T & A D Poyser Limited                                    England

The Neiman Marcus Group, Inc.                             Delaware

The Psychological Corporation                             New York

The Psychological Corporation Limited                     England

W. B. Saunders Company Limited                            England

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